EXHIBIT 3.47
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “MUSKOGEE REGIONAL MEDICAL CENTER, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JANUARY, A.D. 2007, AT 3:26 O’CLOCK P.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4288639 8100	AUTHENTICATION: 5372856

070069509	Date: 01-22-07

CERTIFICATE OF FORMATION
OF
MUSKOGEE REGIONAL MEDICAL CENTER, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is Muskogee Regional Medical Center, LLC (the “LLC”).
     2. The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 12th day of January, 2007.

Muskogee Regional Medical Center, LLC
/s/ D. Andrew Slusser
D. Andrew Slusser, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 03:48 PM 01/22/2007 FILED 03:26 PM 01/22/2007 SRV 070069509 — 4288639 FILE